Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fiscal 2021 First Quarter Results
Total Revenues of $337.1M, up 38% Year-over-year;
Subscription Services Revenues of $270.2M, up 36% Year-over-year

PLEASANTON, CA - May 28, 2020 - Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its fiscal first quarter ended April 30, 2020.
“We are incredibly proud to serve the life sciences industry as they pursue diagnostics, treatments, and cures for COVID-19 with unprecedented speed,” said CEO Peter Gassner. “Thanks to the Veeva team for all the incredible innovation and execution that’s enabling our customers’ rapid move to digital so they can continue their critical work helping healthcare professionals and patients.”
Fiscal 2021 First Quarter Results:

•
Revenues: Total revenues for the first quarter were $337.1 million, up from $244.8 million one year ago, an increase of 38% year-over-year. Subscription services revenues for the first quarter were $270.2 million, up from $198.1 million one year ago, an increase of 36% year-over-year.

•
Operating Income and Non-GAAP Operating Income(1): First quarter operating income was $87.6 million, compared to $71.2 million one year ago, an increase of 23% year-over-year. Non-GAAP operating income for the first quarter was $129.7 million, compared to $93.5 million one year ago, an increase of 39% year-over-year.

•
Net Income and Non-GAAP Net Income(1): First quarter net income was $86.6 million, compared to $73.4 million one year ago, an increase of 18% year-over-year. Non-GAAP net income for the first quarter was $105.2 million, compared to $78.7 million one year ago, an increase of 34% year-over-year.

•
Net Income per Share and Non-GAAP Net Income per Share(1): For the first quarter, fully diluted net income per share was $0.54, compared to $0.47 one year ago, while non-GAAP fully diluted net income per share was $0.66, compared to $0.50 one year ago.

“Focused execution and our ability to adapt quickly in the face of change enabled us to deliver results above plan in Q1,” said CFO Tim Cabral. “Looking ahead, we will continue to invest in our growing product portfolio as the industry increasingly looks to Veeva as one of its most strategic partners across R&D and commercial.”
Recent Highlights:

•	Veeva Innovation Supports Life Sciences Industry Response to COVID-19
Veeva introduces new capabilities, data, and programs to help customers quickly move to digital, including:

◦
Veeva CRM Engage Meeting provided free of charge, to enable remote meetings between pharmaceutical reps and the doctors who depend on them for information on the latest research and treatments for their patients.

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.

◦	New Remote Monitoring capabilities in Veeva SiteVault Free to allow study monitors to remotely review and verify source documents, a process required to keep clinical trials on track.

◦	Remote Sampling added to Veeva CRM Engage Meeting to allow pharmaceutical reps to compliantly fulfill drug sample requests online with physicians.

◦	Telehealth Metrics new in the Crossix Data Platform to provide the industry greater understanding and insights into changing patient and physician engagement patterns.

•	Veeva Data Cloud Offers New Approach for Patient and Prescriber Data
The company announced Veeva Data Cloud to bring much needed innovation and choice to the life sciences data market. The longitudinal patient and prescriber data offering will be focused on the specialty distribution channel initially in the U.S. with other countries and use cases to follow in the coming years. Veeva has already signed its first two early adopters for pilots, a top 20 pharma and an emerging biotech.

•	Top 20 Pharmas Adopt Multiple Veeva Development Cloud Solutions
Veeva Development Cloud continues to gain momentum with more than 570 customers and key wins at three different top 20 pharmas in the quarter. One selected Veeva Vault CTMS to round out their use of the full clinical suite of products. Another top 20 pharma customer for Veeva Vault RIM will now deploy Vault eTMF and Vault Study Startup as their enterprise standard. The third will expand into Vault QualityDocs after success with Vault clinical applications.
Financial Outlook:
Veeva is providing guidance for its fiscal second quarter ending July 31, 2020 as follows:

•	Total revenues between $339 and $341 million.

•	Non-GAAP operating income between $126 and $128 million(2).

•	Non-GAAP fully diluted net income per share between $0.63 and $0.64(2).
Veeva is providing guidance for its fiscal year ending January 31, 2021 as follows:

•	Total revenues between $1,380 and $1,395 million.

•	Non-GAAP operating income between $500 and $510 million(2).

•	Non-GAAP fully diluted net income per share between $2.50 and $2.55(2).
Conference Call Information

What:	Veeva’s Fiscal 2021 First Quarter Results Conference Call
When:	Thursday, May 28, 2020
Time:	1:30 p.m. PT (4:30 p.m. ET)
Live Call:	1-833-502-0495, domestic
1-778-560-2571, international
Conference ID 669 0227
Webcast:	ir.veeva.com
Investor Presentation Details
An investor presentation providing additional information and analysis can be found at ir.veeva.com.

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	2

___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the second fiscal quarter ending July 31, 2020 or fiscal year ending January 31, 2021 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	3

About Veeva Systems
Veeva Systems Inc. is the leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 875 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. Veeva has more than 390 Commercial Cloud customers and more than 570 Development Cloud customers. Veeva is headquartered in the San Francisco Bay Area, with offices throughout North America, Europe, Asia, and Latin America. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements, including the quotations from management, the statements in “Financial Outlook,” and other statements regarding Veeva’s future performance, outlook, and guidance and the assumptions underlying those statements, market growth, the benefits from the use of Veeva’s solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) the impact of the worldwide outbreak of COVID-19 (including the impact to the life sciences industry, impact on general economic conditions, and government responses, restrictions, and actions related to the pandemic); (ii) breaches in our security measures or unauthorized access to our customers’ data; (iii) our expectation that the future growth rate of our revenues will decline; (iv) competitive factors, including but not limited to pricing pressures, consolidation among our competitors, entry of new competitors, the launch of new products and marketing initiatives by our existing competitors, and difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers; (v) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established applications, like Veeva CRM; (vi) fluctuation of our results, which may make period-to-period comparisons less meaningful; (vii) our ability to integrate Crossix Systems Inc. and Physicians World LLC into our business and achieve the expected benefits of the acquisitions; (viii) loss of one or more customers, particularly any of our large customers; (ix) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure; (x) our ability to attract and retain highly skilled employees and manage our growth effectively; (xi) failure to sustain the level of profitability we have achieved in the past as our costs increase; (xii) adverse changes in the life sciences industry, including as a result of customer mergers; (xiii) adverse changes in economic, regulatory, or market conditions, including with respect to natural disasters or actual or threatened public health emergencies; (xiv) a decline in new subscriptions that may not be immediately reflected in our operating results due to the ratable recognition of our subscription revenue; and (xv) pending, threatened, or future legal proceedings and related expenses.
Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-K for the period ended January 31, 2020. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.
###
Investor Relations Contact:
Rick Lund
Veeva Systems Inc.
925-271-9816
ir@veeva.com
Media Contact:
Roger Villareal

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	4

Veeva Systems Inc.
925-264-8885
pr@veeva.com

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	5

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30, 2020	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$720,776	$476,733
Short-term investments	660,199	610,015
Accounts receivable, net	235,923	389,690
Unbilled accounts receivable	37,269	32,817
Prepaid expenses and other current assets	21,105	21,869
Total current assets	1,675,272	1,531,124
Property and equipment, net	52,886	54,752
Deferred costs, net	34,176	35,585
Lease right-of-use assets	46,923	49,132
Goodwill	438,529	438,529
Intangible assets, net	129,403	134,601
Deferred income taxes, noncurrent	11,701	11,870
Other long-term assets	15,729	16,184
Total assets	$2,404,619	$2,271,777

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,041	$19,420
Accrued compensation and benefits	27,064	25,619
Accrued expenses and other current liabilities	23,405	21,620
Income tax payable	4,441	5,613
Deferred revenue	470,262	468,887
Lease liabilities	10,127	10,013
Total current liabilities	550,340	551,172
Deferred income taxes, noncurrent	1,673	2,417
Lease liabilities, noncurrent	42,430	44,815
Other long-term liabilities	9,140	7,779
Total liabilities	603,583	606,183
Stockholders’ equity:
Class A common stock	2	1
Class B common stock	—	—
Additional paid-in capital	792,660	745,475
Accumulated other comprehensive income	2,146	460
Retained earnings	1,006,228	919,658
Total stockholders’ equity	1,801,036	1,665,594
Total liabilities and stockholders’ equity	$2,404,619	$2,271,777

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	6

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended April 30,
	2020	2019
Revenues:
Subscription services	$270,235	$198,115
Professional services and other	66,871	46,637
Total revenues	337,106	244,752
Cost of revenues(3):
Cost of subscription services	43,212	30,378
Cost of professional services and other	51,668	35,125
Total cost of revenues	94,880	65,503
Gross profit	242,226	179,249
Operating expenses(3):
Research and development	62,237	44,973
Sales and marketing	55,755	39,617
General and administrative	36,669	23,490
Total operating expenses	154,661	108,080
Operating income	87,565	71,169
Other income, net	3,414	6,161
Income before income taxes	90,979	77,330
Provision for income taxes	4,409	3,881
Net income	$86,570	$73,449

Net income per share:
Basic	$0.58	$0.50
Diluted	$0.54	$0.47

Weighted-average shares used to compute net income per share:
Basic	149,541	146,708
Diluted	159,474	157,910
Other comprehensive income:
Net change in unrealized gains on available-for- sale investments	$1,297	$962
Net change in cumulative foreign currency translation loss	389	(702)
Comprehensive income	$88,256	$73,709
_______________________ (3) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$1,019	$385
Cost of professional services and other	5,074	2,978
Research and development	11,401	6,325
Sales and marketing	8,192	5,152
General and administrative	11,221	5,916
Total stock-based compensation	$36,907	$20,756

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	7

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended April 30,
	2020	2019
Cash flows from operating activities
Net income	$86,570	$73,449
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,878	3,900
Reduction of operating lease right-of-use assets	2,997	1,538
Accretion of discount on short-term investments	(11)	(1,178)
Stock-based compensation	36,907	20,756
Amortization of deferred costs	4,751	4,849
Deferred income taxes	(1,134)	418
(Gain) Loss on foreign currency from mark-to-market derivative	93	(80)
Bad debt recovery	(393)	(153)
Changes in operating assets and liabilities:
Accounts receivable	154,160	139,510
Unbilled accounts receivable	(4,452)	(5,244)
Deferred costs	(3,342)	(4,601)
Income taxes payable	(1,850)	338
Other current and long-term assets	551	(2,759)
Accounts payable	(4,430)	(416)
Accrued expenses and other current liabilities	2,691	(759)
Deferred revenue	1,477	7,914
Operating lease liabilities	(2,811)	(1,629)
Other long-term liabilities	2,520	436
Net cash provided by operating activities	282,172	236,289
Cash flows from investing activities
Purchases of short-term investments	(188,818)	(228,894)
Maturities and sales of short-term investments	140,342	188,965
Purchases of property and equipment	267	(1,194)
Capitalized internal-use software development costs	—	(419)
Net cash used in investing activities	(48,209)	(41,542)
Cash flows from financing activities
Reduction of lease liabilities - finance leases	(248)	(249)
Proceeds from exercise of common stock options	9,781	3,391
Net cash provided by financing activities	9,533	3,142
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	548	(702)
Net change in cash, cash equivalents, and restricted cash	244,044	197,187
Cash, cash equivalents, and restricted cash at beginning of period	479,797	552,178
Cash, cash equivalents, and restricted cash at end of period	$723,841	$749,365

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	8

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.

•
Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•
Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.

•
Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	9

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

	Three months ended April 30,
	2020	2019
Cost of subscription services revenues on a GAAP basis	$43,212	$30,378
Stock-based compensation expense	(1,019)	(385)
Amortization of purchased intangibles	(1,594)	(667)
Cost of subscription services revenues on a non-GAAP basis	$40,599	$29,326

Gross margin on subscription services revenues on a GAAP basis	84.0%	84.7%
Stock-based compensation expense	0.4	0.2
Amortization of purchased intangibles	0.6	0.3
Gross margin on subscription services revenues on a non-GAAP basis	85.0%	85.2%

Cost of professional services and other revenues on a GAAP basis	$51,668	$35,125
Stock-based compensation expense	(5,074)	(2,978)
Amortization of purchased intangibles	(135)	—
Cost of professional services and other revenues on a non-GAAP basis	$46,459	$32,147

Gross margin on professional services and other revenues on a GAAP basis	22.7%	24.7%
Stock-based compensation expense	7.6	6.4
Amortization of purchased intangibles	0.2	—
Gross margin on professional services and other revenues on a non-GAAP basis	30.5%	31.1%

Gross profit on a GAAP basis	$242,226	$179,249
Stock-based compensation expense	6,093	3,363
Amortization of purchased intangibles	1,729	667
Gross profit on a non-GAAP basis	$250,048	$183,279

Gross margin on total revenues on a GAAP basis	71.9%	73.2%
Stock-based compensation expense	1.8	1.4
Amortization of purchased intangibles	0.5	0.3
Gross margin on total revenues on a non-GAAP basis	74.2%	74.9%

Research and development expense on a GAAP basis	$62,237	$44,973
Stock-based compensation expense	(11,401)	(6,325)
Amortization of purchased intangibles	(28)	—
Research and development expense on a non-GAAP basis	$50,808	$38,648

Sales and marketing expense on a GAAP basis	$55,755	$39,617
Stock-based compensation expense	(8,192)	(5,152)
Amortization of purchased intangibles	(3,402)	(903)
Sales and marketing expense on a non-GAAP basis	$44,161	$33,562

General and administrative expense on a GAAP basis	$36,669	$23,490
Stock-based compensation expense	(11,221)	(5,916)
Amortization of purchased intangibles	(56)	—
General and administrative expense on a non-GAAP basis	$25,392	$17,574

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	10

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended April 30,
	2020	2019
Operating expense on a GAAP basis	$154,661	$108,080
Stock-based compensation expense	(30,814)	(17,393)
Amortization of purchased intangibles	(3,486)	(903)
Operating expense on a non-GAAP basis	$120,361	$89,784

Operating income on a GAAP basis	$87,565	$71,169
Stock-based compensation expense	36,907	20,756
Amortization of purchased intangibles	5,215	1,570
Operating income on a non-GAAP basis	$129,687	$93,495

Operating margin on a GAAP basis	26.0%	29.1%
Stock-based compensation expense	11.0	8.5
Amortization of purchased intangibles	1.5	0.6
Operating margin on a non-GAAP basis	38.5%	38.2%

Net income on a GAAP basis	$86,570	$73,449
Stock-based compensation expense	36,907	20,756
Amortization of purchased intangibles	5,215	1,570
Income tax effect on non-GAAP adjustments(1)	(23,542)	(17,047)
Net income on a non-GAAP basis	$105,150	$78,728

Diluted net income per share on a GAAP basis	$0.54	$0.47
Stock-based compensation expense	0.23	0.13
Amortization of purchased intangibles	0.04	0.01
Income tax effect on non-GAAP adjustments(1)	(0.15)	(0.11)
Diluted net income per share on a non-GAAP basis	$0.66	$0.50
________________________

(1)	For the three months ended April 30, 2020 and 2019, management used an estimated annual effective non-GAAP tax rate of 21.0%.

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	11